SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Under Rule 14a-12
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))


                        FIRST KEYSTONE FINANCIAL, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:


[FIRST KEYSTONE LOGO]

















                                                             December 27, 2005


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of First Keystone Financial, Inc. The meeting will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 25, 2006 at 2:00 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are for any reason unable to attend.

     Your continued support of and interest in First Keystone Financial, Inc. are sincerely appreciated.

                              Sincerely,


                              /s/ Donald S. Guthrie

                              Donald S. Guthrie
                              Chairman



                        FIRST KEYSTONE FINANCIAL, INC.
                            22 West State Street
                          Media, Pennsylvania 19063
                               (610) 565-6210
                               ______________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on January 25, 2006
                               ______________


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Keystone Financial, Inc. (the "Company") will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 25, 2006 at 2:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

     (1) To elect two (2) directors for four-year terms or until their successors are elected and qualified;

     (2) To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006; and

     (3) To transact such other business as properly may come before the meeting or any adjournment thereof. As of the date hereof, management is not aware of any other such business.

     The Board of Directors has fixed December 5, 2005 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Carol Walsh

                                   Carol Walsh
                                   Corporate Secretary



Media, Pennsylvania
December 27, 2005






______________________________________________________________________________

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE
IN PERSON AT THE ANNUAL MEETING.
______________________________________________________________________________



                        FIRST KEYSTONE FINANCIAL INC.
                            _____________________

                               PROXY STATEMENT
                            _____________________

                       ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on January 25, 2006


     This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of First Keystone Financial, Inc. (the "Company"), the holding company of First Keystone Bank (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 25, 2006 at 2:00 p.m., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 27, 2005.

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors and ratification of the Company's independent registered public accounting firm. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record as of the close of business on the record date for the meeting, December 5, 2005 (the "Voting Record Date") are entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,023,874 shares of Common Stock issued and outstanding and no other class of equity securities outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

     After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Annual Meeting.

If my shares are held in street name by my broker, could my broker automatically vote my shares for me?

     Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the auditors if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

     Yes. All stockholders are invited to attend the Annual Meeting. Stockholders of record can vote in person at the Annual Meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.

Can I change my vote after I return my proxy card?

     Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.


                                      1


     * First, you may send a written notice to the Secretary of First Keystone Financial, Inc., Ms. Carol Walsh, Corporate Secretary, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063, stating that you would like to revoke your proxy.

     * Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

     * Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

     If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors' recommendations?

     The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2006.

     The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

     Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required for approval of the proposal to ratify the appointment of the independent registered public accounting firm. Abstentions are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of directors. Abstentions will have the effect of a vote against the proposal to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposals to elect directors and ratify the appointment of the independent auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."






                                      2


              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

     The Restated Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into four classes that are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. A majority of the members of the Company's Board of Directors are independent based on an assessment of each member's qualifications by the Board, taking into consideration the Nasdaq National Market's requirements for independence. The Board of Directors has determined that Messrs. Calderoni, Hendrixson, Naessens, O'Donnell and Soss do not have any material relationships with the Company that would impair their independence.

     The Nominating Committee has recommended the re-election of Messrs. Calderoni and O'Donnell as directors. No directors or executive officers of the Company are related to any other director or executive officer of the Company by blood, marriage or adoption except for Donald G. Hosier, Jr. and Robert R. Hosier (who serves as a Senior Vice President of the Bank) who are brothers. Each nominee for director currently serves as director of the Company.

     Unless otherwise directed, each proxy executed and returnedby a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, then the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following tables present information concerning the nominees for director of the Company and each director of the Company whose term continues, including such person's tenure as a director of the Bank (if applicable).
Ages are reflected as of September 30, 2005.



The Board of Directors recommends that you vote FOR the election of the above nominees for director.

Members of the Board of Directors Continuing in Office


          Nominees for Director for Four-Year Terms Expiring in 2010



                                    Principal Occupation During      Director
          Name               Age        the Past Five Years           Since
_________________________  ______  ______________________________    ________

Edward Calderoni             83    Director; Associate-broker of       1982
                                   Century 21-Alliance, a real
                                   estate firm located in Aston
                                   and Media, Pennsylvania.

William J. O'Donnell, CPA    38    Director; Corporate Solutions       2002
                                   Manager/IT Group with Wawa,
                                   Inc., Wawa, Pennsylvania since
                                   2003; served in various
                                   positions at Wawa from 2000 to
                                   2003; served as Information
                                   Technology Manager with Vlasic
                                   Foods International, Cherry
                                   Hill, New Jersey from 1998 to
                                   2000; former Information
                                   Technology Project Leader with
                                   ARCO Chemical Co., Newtown
                                   Square, Pennsylvania.


                                      3


                     Directors Whose Terms Expire in 2007



                                    Principal Occupation During      Director
          Name               Age        the Past Five Years           Since
_________________________  ______  ______________________________    ________

Donald S. Guthrie            70    Chairman of the Board; served       1994
                                   as President of the Company
                                   from 1994 until 2002 and
                                   served as Chief Executive
                                   Officer from 2002 until 2005;
                                   served as President and Chief
                                   Executive Officer of the Bank
                                   from 1993 until 2005;
                                   previously a member of the law
                                   firm of Jones, Strohm &
                                   Guthrie, P.C., Media,
                                   Pennsylvania.

Edmund Jones                 87    Director; former Chairman of        1947
                                   the Board of the Bank from
                                   1979 until 1993; member of the
                                   law firm of Jones, Strohm &
                                   Guthrie, P.C., Media,
                                   Pennsylvania.

Jerry A. Naessens            69    Director; retired former Chief      2004
                                   Financial Officer of Thistle
                                   Group Holdings Co.,
                                   Philadelphia, Pennsylvania
                                   from 1996 to 2002 and
                                   President of Roxborough-
                                   Manayunk Bank, Philadelphia,
                                   Pennsylvania from 2001 to 2002
                                   and Chief Financial Officer of
                                   Roxborough-Manayunk Bank from
                                   1991 to 2001.


                     Directors Whose Terms Expire in 2008



                                    Principal Occupation During      Director
          Name               Age        the Past Five Years           Since
_________________________  ______  ______________________________    ________

Bruce C. Hendrixson          61    Director, Owner of Garnet Ford      2003
                                   and Garnet Volkswagen, Chester
                                   County, Pennsylvania.

Thomas M. Kelly              49    Director; President and Chief       1997
                                   Executive Officer of the
                                   Company since 2005; President
                                   and Chief Operating Officer of
                                   the Company from 2004 to 2005
                                   and President since 2002;
                                   previously served as Chief
                                   Financial Officer of the
                                   Company from 1994 to 2004;
                                   President and Chief Executive
                                   Officer of the Bank since
                                   2005; previously served as
                                   Executive Vice President and
                                   Chief Operating Officer of the
                                   Bank from 2004 to 2005 and
                                   previously Chief Financial
                                   Officer of the Bank from 1991
                                   to 2004 and Executive Vice
                                   President from 1995 to 2005;
                                   former Senior Manager at
                                   Deloitte & Touche LLP.








                                      4



                     Directors Whose Terms Expire in 2009



                                    Principal Occupation During      Director
          Name               Age        the Past Five Years           Since
_________________________  ______  ______________________________    ________

Donald G. Hosier, Jr.        50    Director; President of First        2001
                                   Keystone Insurance Services,
                                   LLC, a subsidiary of the Bank,
                                   and a principal with
                                   Montgomery Insurance Services,
                                   Inc., Media, Pennsylvania, an
                                   insurance brokerage firm.

Marshall J. Soss             59    Director; President and Chief       2001
                                   Executive Officer of KarMar
                                   Realty Group, Inc., Chadds
                                   Ford, Pennsylvania, a
                                   commercial and investment real
                                   estate service company.


Executive Officers Who Are Not Directors

     Set forth below is information with respect to the principal occupations during at least the last five years for the six executive officers of the Company and/or the Bank who do not serve as directors. There are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer of the Company.

     Rose M. DiMarco. Age 43. Ms. DiMarco has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since January 2004 and previously as Senior Vice President of Finance since July 2002 and has been employed in various capacities at the Bank since 1984.

     Robert R. Dwyer. Age 39. Mr. Dwyer has served as Senior Vice President and Director of Lending at the Bank since May 2004; previously Vice President of Lending with First Penn Bank, Feasterville, Pennsylvania from April 2003 to May 2004; Vice President and Business Advisor, PNC Bank, Abington, Pennsylvania from January 2002 to April 2003; and prior thereto, Assistant Vice President of Lending at Commerce Bank, Philadelphia, Pennsylvania.

     Robert R. Hosier. Age 44. Mr. Hosier has served as Senior Vice President of Information Technology since July 2002 and has been employed in various capacities at the Bank since 1983.

     Elizabeth M. Mulcahy. Age 68. Ms. Mulcahy has served as Senior Vice President of Human Resources, Branch Operations and Security since 1991 and has been employed in various capacities at the Bank since 1964.

     Robin G. Otto. Age 47. Ms. Otto has served as Senior Vice President of Retail Delivery of the Bank since May 2005; from December 2002 until May 2005, she served as Senior Vice President of Marketing and Business Development; previously marketing consultant with Palindrome Consulting, Glen Mills, Pennsylvania from August 1996 to December 2002; and prior thereto, Ms. Otto served as an officer of the Bank.

     Carol Walsh. Age 57. Ms. Walsh has served as Corporate Secretary since August 1991 and has been employed in various capacities at the Bank since 1970.

Committees and Meetings of the Board of the Company and Bank

     The Board of Directors of the Company meets no less than quarterly and may have additional special meetings upon the request of the President or a majority of the directors. During the fiscal year ended September 30, 2005, the Board of Directors of the Company met seven times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during fiscal 2005. The Board of Directors of the Company has established the following committees, among others:


                                      5


     Audit Committee. The Audit Committee consists of Messrs. Calderoni, Hendrixson, Naessens and O'Donnell. The Audit Committee reviews the records and affairs of the Company, engages the Company's external auditors, meets with the Company's outsourced internal auditor, and reviews their reports. All of the members of the Audit Committee are independent as such term is currently defined in the Nasdaq Stock Market's listing standards ("Nasdaq Independence Rules") and the regulations of the Securities and Exchange Commission. The Audit Committee meets on a quarterly and on an as needed basis and met five times in fiscal 2005. On September 29, 2004, the Board of Directors of the Company adopted an amended and restated Audit Committee Charter, a copy of which was attached as Appendix A to the proxy statement dated December 30, 2004 used in connection with the Annual Meeting of Stockholders held in January 2005 ("2004 Proxy Statement").

     The Board of Directors has determined that Mr. O'Donnell, a member of the Audit Committee, meets the requirements recently adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

     The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of Section 11 of the Securities Act of 1933.

     Nominating Committee. The Nominating Committee consists of Messrs. Hendrixson, Soss and Naessens, who is Chairman of the Committee. The Nominating Committee, which is responsible for reviewing and nominating candidates to the Board, met once during fiscal 2005. All of the members of the Nominating Committee are independent as such term is defined in the Nasdaq Independence Rules. On September 29, 2004, the Board of Directors adopted a Nominating Committee Charter, a copy of which was attached as Appendix B to the 2004 Proxy Statement.

     The Nominating Committee considers candidates for director suggested by its members and other directors, as well as management and stockholders. The Nominating Committee also may solicit prospective nominees identified by it.
A stockholder who desires to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Nominating
Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of the Company's Restated Articles of Incorporation relating to stockholder nominations, which is described under "Stockholder Proposals, Nominations and Communications with the Board of Directors." The Nominating Committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

     The charter of the Nominating Committee sets forth certain criteria the Committee may consider when recommending individuals for nomination as director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an "audit committee financial expert," as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.



                                      6


     In addition to the committees of the Company described above, the Bank also has established other committees which include members of the Board of Directors of the Bank as well as senior management and which meet as required. These committees include, among others, the Executive Committee, Compensation Committee, Audit Committee, Asset/Liability Committee, Loan Committee, Community Investment Committee and Asset Quality Review Committee.

     Compensation Committee. The Compensation Committee of the Bank consists of Messrs. Calderoni, Naessens and O'Donnell. All of the members of the Compensation Committee are independent as such term is defined in the Nasdaq Independence Rules. The Compensation Committee reviews overall compensation and benefits for the Bank's employees and senior officers and recommends compensation and benefits for the President. The Company does not pay separate compensation to its officers. The Compensation Committee of the Bank met twice in fiscal 2005 and its report is included below under "Executive Compensation."

Directors Attendance at Annual Meetings

     Although we do not have a formal policy regarding attendance by members of the Board of Directors at Annual Meetings of Stockholders, we expect that our directors will attend, absent a valid reason for not doing so. In fiscal 2005, all of our directors attended our Annual Meeting of Stockholders held in January 2005.

Report of the Audit Committee of the Company

     The Audit Committee of the Company is responsible for providing independent, objective oversight of the Company's accounting function and internal controls. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and the Company's internal controls and financial reporting procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion as to their conformity with generally accepted accounting principles.

     The Audit Committee is composed of directors all of whom are independent as defined by the Nasdaq Independence Rules. The Audit Committee is governed by the Audit Committee Charter which specifies, among other things, the scope of the Committee's responsibilities and how those responsibilities are to be performed. The responsibilities of the Audit Committee include being the primary liaison with the external independent auditors and meeting and reviewing reports prepared by the Company's outsourced internal auditor.

     The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, in compliance with applicable provisions of the Audit Committee Charter, the Audit Committee has considered whether the provision of any non-audit services by the independent auditors is compatible with maintaining the auditor's independence and has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Commission. The Audit Committee also has recommended the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended September 30, 2006.

                            Audit Committee

     Edward Calderoni                        Bruce C. Hendrixson
     William J. O'Donnell, CPA               Jerry A. Naessens




                                      7


                    BENEFICIAL OWNERSHIP OF COMMON STOCK
                 BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.

                                            Amount and Nature
          Name of Beneficial                  of Beneficial
          Owner or Number of                 Ownership as of       Percent of
           Persons in Group                 December 5, 2005(1)   Common Stock
________________________________________  _____________________  ______________

First Keystone Financial, Inc.                    387,182             19.1%
  Employee Stock Ownership Plan Trust(2)
22 West State Street
Media, Pennsylvania 19063

Dimensional Fund Advisors Inc.                    123,200(3)           6.1
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Jeffrey L. Gendell                                170,800(4)           8.4
Tontine Financial Partners, L.P.
55 Railroad Avenue, Third Floor
Greenwich, Connecticut 06830

Lawrence Garshofsky & Company, LLC                132,350(5)           6.5
9665 Wilshire Boulevard
Suite 200
Beverly Hills, California 90212

Directors:
   Edward Calderoni                                34,795(6)(7)        1.7(12)
   Donald S. Guthrie                               99,427              4.9
   Bruce C. Hendrixson                                554                *
   Donald G. Hosier, Jr.                            6,162(8)             *(12)
   Edmund Jones                                    32,280(9)           1.6
   Thomas M. Kelly                                 57,479(6)           2.8(12)
   Jerry A. Naessens                                7,500                *
   William J. O'Donnell                               520(10)            *
   Marshall J. Soss                                 4,150(6)             *(12)

Other Named Executive Officers:
   Rose M. DiMarco                                 16,868(6)             *(12)
   Robert R. Dwyer                                  2,138(6)             *(12)
   Elizabeth M. Mulcahy                            66,270(6)(11)       3.3(12)
   Robin G. Otto                                    8,013(6)             *(12)

Directors of the Bank who do not serve
   as directors of the Company
   (2 persons)                                     64,586              3.2(12)

Directors and executive officers of the
  Company and the Bank as a group
  (17 persons)                                    448,069(6)(12)      21.6(12)
____________________

*    Represents less than 1% of the outstanding shares of Common Stock.

                                                  (Footnotes on following page)

                                      8

___________________

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The First Keystone Financial, Inc. Employee Stock Ownership Plan Trust (the "Trust") was established pursuant to the First Keystone Financial, Inc. Employee Stock Ownership Plan (the "ESOP") by an agreement between the Company and Messrs. Calderoni, Naessens and Hendrixson, who act as trustees of the plan (the "Trustees"). Under the terms of the ESOP, the Trustees generally will vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares will generally be voted by the Trustees in the same ratio on any matter as to those shares for which instructions are given, subject in each case to the fiduciary duties of the Trustees and applicable law. Any allocated shares which either abstain or are not voted on a proposal will be disregarded in determining the percentage of stock voted for and against such proposal by the participants. As of the Voting Record Date, 262,983 shares held in the Trust had been allocated to the accounts of participating employees including 51,588 shares beneficially owned by six executive officers.

(3) Information obtained from a Schedule 13G/A, dated February 9, 2005, filed with the SEC with respect to shares of Common Stock beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G/A states that Dimensional has sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.

(4) Information obtained from a Schedule 13D/A, filed November 21, 2001 with the SEC with respect to shares of Common Stock beneficially owned by Tontine Financial Partners, L.P. ("TFP") which reports shared voting and dispositive power with respect to all the shares. Tontine Management, L.L.C. is the general partner to TFP. Mr. Gendell serves as the managing member of Tontine Management.

(5) Information obtained from a Schedule 13D, filed September 2, 2005, with the SEC with respect to shares of Common Stock beneficially owned by Lawrence Garshofsky & Company, LLC ("Garshofsky"). The Schedule 13D/A states that Garshofsky has sole voting and dispositive power over 10,000 shares and shared voting and dispositive power with respect to the remaining shares beneficially owned. Subsequent to the record date, Garshofsky filed on December 16, 2005 an amendment to the Schedule 13D reflecting an increase in the shares beneficially owned thereby to 160,850.

(6) Includes shares (a) over which an officer has voting power under the Bank's 401(k)/Profit Sharing Plan ("401(k) Plan") and the ESOP (b) options to purchase shares of Common Stock granted pursuant to the 1998 Stock Option Plan ("1998 Option Plan") and the 1995 Stock Option Plan ("1995 Option Plan") (collectively, the "Option Plans") which are exercisable within 60 days of December 5, 2005, and (c) restricted stock awards granted pursuant to the 1995 Recognition and Retention Plan and Trust Agreement ("Recognition Plan") as follows:

                                                                            Currently          Restricted
                                            401(k) Plan      ESOP      Exercisable Options    Stock Awards
                                           _____________   ________   _____________________   ____________
Edward Calderoni                                 --             --            3,150                --
Donald G. Hosier, Jr.                            --             --            2,150                --
Thomas M. Kelly                               9,952         17,617           11,750                --
Rose M. DiMarco                               3,663          7,224            3,800               381
Robert R. Dwyer                                  45             --               82                --
Elizabeth M. Mulcahy                         11,414         11,407           11,750                --
Robin G. Otto                                 3,909          1,423            1,400               881
Marshall J. Soss                                 --             --              716                --
Directors and executive officers of the
  Company and the Bank as a group            46,262         51,588           47,018             2,025

(7)  Includes 23,478 shares held jointly with Mr. Calderoni's spouse.

                                                                 (Footnotes continued on following page)

                                      9


___________________

(8) Includes 2,460 shares held by the Montgomery Insurance Services, Inc. Employee Profit Sharing Plan of which Mr. Hosier is a trustee.

(9)  Includes 5,000 shares owned by Mr. Jones' spouse.

(10) The 500 shares are held by Mr. O'Donnell's spouse.

(11) Includes 2,182 shares held by Ms. Mulcahy's spouse.

(12) Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.























                                     10


                           EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the three years ended September 30, 2005, 2004 and 2003 to the two persons who served as Chief Executive Officer of the Company and the Bank during fiscal 2005 and the three other officers of the Bank whose total salary and bonus exceeded $100,000 during fiscal 2005. None of such officers, two of whom also serve as executive officers of the Company (Mr. Kelly and Ms. DiMarco), receive any compensation from the Company.

                                                                                      Long Term
                                                                                     Compensation
                                                Annual Compensation                     Awards
                                       _____________________________________   __________________________
       Name and              Fiscal                           Other Annual       Stock        Number of        All Other
   Principal Position         Year      Salary      Bonus    Compensation(1)    Grants(2)     Options(3)     Compensation(4)
________________________   __________  ________   _________  _______________   ___________  _____________   _________________

Donald S. Guthrie             2005     $170,976    $    --       $21,760         $    --          --            $203,488
 Chairman of the Board(5)     2004      282,885     30,000        24,273              --          --              40,932
                              2003      268,000     30,000        23,378              --          --              47,237

Thomas M. Kelly(5)            2005     $212,130    $    --       $35,185         $    --          --            $ 35,270
 President and Chief          2004      203,450     25,000        35,584              --          --              38,179
 Executive Officer            2003      197,000     20,000        32,683              --          --              27,722

Elizabeth M. Mulcahy          2005     $108,459    $    --       $    --         $    --          --            $ 22,049
 Senior Vice President/       2004      109,492      6,000            --              --          --              23,128
 Human Resources              2003      104,000      6,000            --              --          --              21,556

Rose M. DiMarco               2005     $105,658    $    --       $    --         $ 7,525          --            $ 20,833
 Senior Vice President/       2004       95,019     10,249            --              --          --              17,861
 Chief Financial Officer      2003       80,000      6,000            --              --          --                  --

Robert R. Dwyer(6)            2005     $117,954    $    --       $    --         $    --          --            $    412
 Senior Vice President/       2004       48,442      5,000            --              --         408                  --
 Director of Lending

Robin G. Otto                 2005     $107,939    $    --       $    --         $18,469          --            $ 20,756
 Senior Vice President/       2004      103,969      8,000            --              --          --               1,331
 Retail Delivery              2003       80,646      7,000            --              --       3,000                  --

____________________

(1) Includes health and long-term care costs of $15,785, $15,752 and $15,586 for Mr. Guthrie in fiscal years 2005, 2004 and 2003, respectively.
     Includes health care costs of $15,305, $13,359 and $11,012 for Mr. Kelly in fiscal years 2005, 2004 and 2003, respectively. Does not include certain amounts attributable to miscellaneous personal benefits received by the named executive officers other than Messrs. Guthrie and Kelly which in the opinion of management of the Company, the cost to the Bank of providing such benefits to such persons during the fiscal year did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each such individual.

(2) Reflects the value of shares of restricted stock on the date of grant awarded pursuant to the Recognition Plan. Such restricted stock vests over five years, 20% per year from the date of the grant. Dividends paid on the restricted common stock are paid to the recipient as soon as practicable after the shares vest by the trust. As of September 30, 2005, Mesdames DiMarco and Otto had 381 shares and 881 shares, respectively, of unearned restricted stock, which had fair market values of $8,382 and $19,382, respectively.

(3) Consists of stock options granted pursuant to the 1998 Option Plan. The options vest at the rate of 20% per year from the date of grant.


                                       (Footnotes continued on following page)





                                     11

___________________

(4)  In fiscal 2005, represents $35,503, $35,270, $20,612, $19,324 and $19,277 contributed by the Bank to the ESOP accounts of Messrs. Guthrie and Kelly and Mesdames Mulcahy, DiMarco and Otto, also reflects in fiscal 2005, $2,466, $0, $1,437, $412, $1,509 and $1,479 contributed by the Bank to the
     401(k) Plan accounts of Messrs. Guthrie, Kelly and Dwyer and Mesdames Mulcahy, DiMarco and Otto, respectively. Also includes in fiscal 2005 payment of $165,519 to Mr. Guthrie in satisfaction of his accrued but unused vacation leave in connection with entering into a Transition, Consulting, Noncompetition and Retirement Agreement. See "-Consulting, Employment and Severance Agreements."

(5) During fiscal 2005, Mr. Guthrie served as Chief Executive Officer through April 30, 2005 at which time Mr. Kelly became the Chief Executive Officer. Effective May 1, 2005, Mr. Guthrie was appointed Chairman of the Board of the Company and the Bank.

(6) Mr. Dwyer joined the Bank in May 2004. Accordingly, the compensation reflected for fiscal 2004 only reflects the compensation earned during the portion of the year he was employed by the Bank.

Stock Options

     The following table discloses certain information regarding the options held at September 30, 2005 by the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. No options were granted thereto during the fiscal year ended September 30, 2005.

                                                            Number of Options at                  Value of Options at
                             Shares                          September 30, 2005                   September 30, 2005
                          Acquired on      Value      ________________________________   _____________________________________
       Name                 Exercise      Realized     Exercisable(1)  Unexercisable      Exercisable(1)(2)    Unexerciseable
_____________________    _____________   __________   _______________  _______________   ___________________  ________________
Donald S. Guthrie            31,750       $380,428             --            --              $     --            $    --
Thomas M. Kelly              14,000        210,700         11,750            --               116,031                 --
Elizabeth M. Mulcahy         15,000        225,750         11,750            --               116,031                 --
Rose M. DiMarco               1,000          3,570          3,800         1,200                30,905              7,020
Robert R. Dwyer                  --             --             82         2,139                     9              4,115
Robin G. Otto                   400            668            800         1,800                 4,680             10,530

__________________

(1) Number of options has been adjusted to reflect effect of two-for-one stock split effected in fiscal 1998 with respect to options granted prior to the split.

(2) Based on a per share market price of $22.00 at September 30, 2005. The exercise prices for the options reflected in the table range from $12.125 to $21.89.

Directors' Compensation

     Board Fees. Directors of the Company received no compensation during fiscal 2005 except for Messrs. Hendrixson, Hosier and Soss who are paid
$2,000 per quarter as directors of the Company. During fiscal 2005, members ofthe Board of Directors of the Bank received $1,100 per meeting attended. Full-time officers who serve on the Board do not receive any fees for attending meetings of the Board or committees thereof. During fiscal 2005, Mr. Purdy, as the Chairman of the Board of the Bank until May 1, 2005, received a fee of approximately $2,700. In addition, as described below under "Consulting, Employment and Severance Agreements," Mr. Guthrie is being paid $15,000 per year for service as Chairman of the Board of the Chairman of the Company and the Bank, which service commenced on May 1, 2005. During fiscal 2005, members of the Board serving on the Bank's Audit Committee, Executive Committee, Community Investment Committee, Compensation Committee and Loan Committee received $250 per meeting attended, while members of the Board serving on the Company's Audit Committee received $350 per meeting attended.


                                     12



     Other. In February 2004, the Bank entered into a one-year consulting agreement with Mr. Jones. The term of the agreement may be extended for a one year term beginning on March 1st of each year thereafter. Under the terms of the agreement, Mr. Jones receives $24,000 per year. The consulting agreement was extended in February 2005 for a one year term expiring March 1, 2006. In addition, as described below under "- Consulting, Employment and Severance Agreements," the Company, the Bank and Mr. Guthrie entered into a Transition, Consulting, Noncompetition and Retirement Agreement in March 2005.

Consulting, Employment and Severance Agreements

     On March 23, 2005, the Company announced the retirement of Mr. Guthrie, who at the time served as the Chairman and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank. In connection with the retirement of Mr. Guthrie as chief executive officer, the Company and the Bank entered into a Transition, Consulting, Noncompetition and Retirement Agreement (the "Agreement") with Mr. Guthrie, with such Agreement becoming effective as of May 1, 2005 (the "Effective Date"). Under the Agreement,
Mr. Guthrie relinquished his rights under the employment agreements previously entered into with the Company and the Bank and his rights under the Bank's Supplemental Executive Retirement Plan (See "-Supplemental Retirement Benefits").

     Under the terms of the Agreement, Mr. Guthrie agreed to provide services to the Company and the Bank for a five-year period ending on April 30, 2010 (the "Consulting Period"). In return for providing advice and counsel regarding the Company's and the Bank's operations, customer relationships, growth and expansion opportunities and other matters during the Consulting Period, the Company and/or the Bank agreed to pay Mr. Guthrie an amount equal to $12,500 per month. During the Consulting Period, the Company and the Bank are also providing Mr. Guthrie with the continued use of the automobile that was provided for his use immediately prior to the Effective Date. In addition, the Company and/or the Bank will reimburse or otherwise provide for or pay all reasonable expenses incurred by Mr. Guthrie during the Consulting Period with respect to such automobile. The Company and the Bank are also providing Mr. Guthrie and his spouse during the Consulting Period medical, dental and long-term care insurance at no cost to Mr. Guthrie.

     Mr. Guthrie's services under the Agreement terminate automatically upon his death during the Consulting Period and may be terminated upon the determination that Mr. Guthrie is disabled. Mr. Guthrie's services may also be terminated during the Consulting Period by the Company or the Bank for "cause" as such term is defined in the Agreement or by Mr. Guthrie for "good reason" as defined in the Agreement. In the event Mr. Guthrie's consulting services are terminated for cause or Mr. Guthrie terminates his services without good reason, the Agreement shall terminate without further obligation. In the event Mr. Guthrie's termination is for death, good reason or disability during the Consulting Period, the Company or the Bank shall pay Mr. Guthrie a lump sum equal to the sum of an amount equal to the present value of the fees that would have been paid through the Consulting Period and the present value of the Retirement Benefits (as hereinafter defined).

     If Mr. Guthrie satisfies his obligations during the Consulting Period, including the Non-Compete Requirements, the Company and the Bank will pay Mr. Guthrie subsequent to the Consulting Period an annual supplemental retirement benefit of $135,175 per year, payable in equal monthly installments, for 10 years (the "Retirement Benefits"). The Bank expensed approximately $115,600 with respect to the Retirement Benefits during fiscal 2005. In the event Mr. Guthrie dies following the end of the Consulting Period but before all the Retirement Benefits have been paid, the Company and/or the Bank shall pay Mr. Guthrie's estate or beneficiary, as applicable, in a lump sum the present value of the remaining unpaid Retirement Benefits. In addition, during the 10 year period subsequent to the Consulting Period, the Company and/or the Bank shall provide medical insurance which supplements the Medicare coverage for the benefit of Mr. Guthrie and his spouse at no cost to Mr. Guthrie.




                                     13


     In addition to the foregoing, during the Consulting Period, Mr. Guthrie will continue to serve as Chairman of the Board of the Company and the Bank provided he continues to be a director in good standing. In addition to his compensation as a consultant and any fees paid to directors of the Company and the Bank, Mr. Guthrie will receive an annual fee of $15,000 for serving as Chairman of the Board of the Company and the Bank during the Consulting Period. The Board of Directors of the Company agreed to nominate Mr. Guthrie for an additional four year term, subject to compliance with its fiduciary duties, when Mr. Guthrie's term as a director of the Company expires in 2007 and to elect him as a director of the Bank during the Consulting Period.

     In addition, prior to the Effective Date, the Company and/or the Bank paid in a lump sum to Mr. Guthrie $165,519 in satisfaction of his accrued and/or carried over but unused vacation leave as well as in recognition of the years of service Mr. Guthrie had provided to the Company and the Bank.

     In connection with entering into the Agreement, the Company and the Bank (collectively, the "Employers") elected Mr. Kelly as President and Chief Executive Officer and entered into amendments of the employment agreements entered into with Mr. Kelly in December 2004 in order to reflect such change in title. The terms of such amended and restated employment agreements were substantially identical to the agreements they superseded. The Employers agreed to employ Mr. Kelly for a term of three years. The term of his employment agreement is extended each year on its anniversary date for a successive additional one-year period unless the Employers or Mr. Kelly, not less than 30 days prior to the annual anniversary date, elect not to extend the employment term.

     The employment agreements are terminable with or without cause by the Employers. Mr. Kelly has no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that Mr. Kelly terminates his employment because of failure of the Employers to comply with any material provision of the employment agreements or (ii) the employment agreements are terminated by the Employers other than for cause, disability, retirement or death, Mr. Kelly will be entitled to a cash severance amount equal to two times his base salary. In addition, Mr. Kelly will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreements or until he obtains full-time employment with another employer, whichever occurs first. If Mr. Kelly's employment is terminated by the Employers subsequent to a Change in Control of the Company (as defined in the agreements) or by Mr. Kelly subsequent to a Change in Control of the Company as a result of certain adverse actions, Mr. Kelly will be entitled to a cash severance amount equal to three times his base salary as well as continuation of benefits under the same terms as described above.

     Mr. Kelly's agreements provide that he will be entitled to the use of an automobile. In addition, in the event of Mr. Kelly's death during the term of his agreements, his estate will receive payments equal to the amount of compensation due for the remainder of the term of his agreements at his current salary at the time of his death. Mr. Kelly's employment agreement also provides medical insurance coverage under such plan during the term of his agreement for him and the members of his immediate family and provides for continued coverage for a period of five years following the termination of his agreement except if he is terminated for cause.

     The Employers also entered into two-year amended and restated severance agreements with Mesdames Elizabeth M. Mulcahy and Carol Walsh effective December 1, 2004. The severance agreements are substantially identical to the agreements they superceded. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions that are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to two times her base salary. The term of each severance agreement shall be extended each year for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the anniversary date, elect not to extend the term of the severance agreement.


                                     14


     Each of the employment and severance agreements with the Employers provides that if the payments and benefits to be provided thereunder, or otherwise upon termination of employment, are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the officer would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to the officers under the employment or severance agreements.

     A "Change in Control" generally is defined in the employment and severance agreements to include, among other things, (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities,
(ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period and (iii) approval by the stockholders of the Company of a transaction which results in the reorganization, merger or consolidation of the Company other than one in which at least 51% of the equity ownership interests of the resulting entity are beneficially owned by persons who immediately prior to such transaction beneficially owned at least 51% of equity interests of the Company.

Benefits

     Deferred Compensation Arrangements. The Bank provides supplemental retirement benefits to Mr. Jones (a director of the Bank and Company) and Mr. Purdy (a director of the Bank) in recognition of their long service as officers of the Bank. Under the terms of the Bank's amended arrangements with such persons, each person receives monthly payments, which payments commenced the first month subsequent to each such person's retirement. Such payments will continue as long as such persons continue to serve on the Board of Directors of the Bank or the Company or in an advisory capacity. In accordance with such arrangements, such persons received an aggregate of $94,000 during fiscal 2005.

     Supplemental Retirement Benefits. During fiscal 2004, the Bank implemented a defined contribution supplemental executive retirement plan
(the "SERP") covering certain executive officers of the Bank. Currently, Mr. Kelly and Mesdames Mulcahy and Walsh (as well as one former executive officer) are participants in the SERP. Mr. Guthrie was a participant in the SERP until May 2005 at which time he terminated his participation in the SERP in connection with the entering into the Transition, Consulting, Noncompetition and Retirement Agreement. See "-Consulting, Employment and Severance Agreements." Under the terms of the SERP, the Bank may choose to make contributions to some or all of the participants in the SERP. The amount and frequency of contributions is solely within the discretion of the Bank and the committee administering the SERP. To the extent the Bank makes contributions to the SERP on the participants' behalf, the amounts so credited will earn interest at a rate determined by the Compensation Committee annually. For the initial year of the SERP, the interest rate was established at 5.0%. Such rate will remain in effect until such time that the Compensation
Committee (which administers the SERP) chooses to change it. For fiscal 2005, the Compensation Committee maintained the 5.0% crediting rating. Upon retirement of a participant, he or she will receive his or her account balance paid out in equal annual payments for a period not to exceed 15 years provided that a participant can make a prior election to receive his or her distribution in a lump sum. The SERP also provides for benefits in the event of the death of the participant or the termination of the employment of the participant subsequent to a change in control of the Company. For the fiscal year ended September 30, 2005, the Bank expensed approximately $146,900 with regard to the SERP for the benefit of the participants (not including Mr. Guthrie.

Report of the Compensation Committee

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Bank (since such persons do not receive


                                     15


separate compensation for service as officers of the Company).   The
disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors of the Bank has prepared the following report for inclusion in this proxy statement.

     The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. With respect to all positions within the organization with the exception of the Chief Executive Officer, the Bank uses a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive Officer should be increased, the Board of Directors takes into account individual performance, performance of the Bank, the size of the Bank and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

     While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Compensation Committee in fiscal 2005 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation Committee considers the Bank's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved the Compensation Committee's recommendation to promote Mr. Kelly to Chief Executive Officer of the Bank and the Company effective May 1, 2005 and in connection therewith to increase the base salary of the Chief Executive Officer to $220,000 for fiscal 2005. With respect to the other executive officers, they were awarded modest increases in their base salaries for fiscal 2005, ranging from 1.4% to 6.9%. In addition, no bonuses were awarded to the Chief Executive Officer or the other executive officers for fiscal 2005.


                     Compensation Committee of the Bank

Edward Calderoni             Jerry A. Naessens            William J. O'Donnell




          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission"). Officers, directors and more than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended September 30, 2005 and with respect thereto, all filing requirements applicable to its officers and directors and more than 10% stockholders have been satisfied, with the exception of one report covering one transaction by Mr. Jones which was filed late.



                                     16


Performance Graph

     The following graph compares the cumulative total return on the Common Stock since September 30, 1999 with (i) the yearly cumulative total return on the stocks included in the Russell 2000 Index; (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Index; and (iii) the yearly cumulative total return on the stocks indexed in the S&P Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The graph represents $100 invested in the Company's Common Stock at $11.02 per share on September 30, 2000.







                            [Performance Graph]







Index                                    9/30/00    9/30/01    9/30/02    9/30/03    9/30/04    9/30/05
______________________________________  _________  _________  _________  _________  _________  _________
First Keystone Financial, Inc. (FKFS)    $100.00     $130.13   $153.81    $257.26    $222.69    $224.41
Russell 2000 Index (RTY)                  100.00       77.66     69.48      93.54     109.89     128.09
Nasdaq Bank Index (BANK)                  100.00      115.78    123.63     145.70     167.27     170.15
S&P Bank Index (BIX)                      100.00      100.56     96.34     107.55     125.71     118.91













                                     17


                  TRANSACTIONS WITH CERTAIN RELATED PERSONS

     Until November 1996, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     Except as hereinafter indicated, all loans made by the Bank to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

     In accordance with applicable regulations, the Bank extends residential first mortgage loans to its directors and executive officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Bank and does not give preference to any executive officer or director over other employees of the Bank. Under the terms of such loans, the interest rate is 1% below that charged on similar loans to non-employees and certain fees and charges are waived. Set forth in the following table is certain information relating to such preferential loans to executive officers and directors whose loans aggregated in excess of $60,000 which were outstanding at September 30, 2005.

                                           Largest Amount of
                                         Indebtedness between
                          Year Loan       October 1, 2004 and         Balance as of
        Name                Made          September 30, 2005       September 30, 2005    Interest Rate
_______________________  ___________   ________________________   ____________________  _______________
Thomas M. Kelly             2003              $316,576                  $311,401             4.875%
Donald G. Hosier Jr.        2004               328,138                   311,030             3.750
Robert R. Hosier            2003               213,917                   202,475             4.125
William J. O'Donnell        2002               119,002                   110,755             5.000
Robin Otto                  2003               156,846                   148,057             4.375
Carol Walsh                 2003               105,144                    99,620             4.375
Bruce C. Hendrixson         2004               333,700                   328,797             5.500


     Mr. Edmund Jones, a director of the Company and the Bank, is a member of the law firm, Jones, Strohm & Guthrie, P.C., which serves as general counsel to the Bank.


                  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Company has appointed Deloitte & Touche LLP, independent registered public accounting firm, to perform the audit of the Company's financial statements for the fiscal year ending September 30, 2006, and further directed that the selection of Deloitte & Touche LLP be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

     The Audit Committee considered, in determining whether to appoint Deloitte & Touche LLP as the Company's auditors, whether the provision of services, other than auditing services, by Deloitte &



                                     18


Touche LLP is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed other audit- and tax-related services for the Company in fiscal 2005. These other services included tax services and tax consulting services. The Audit Committee believes that Deloitte & Touche LLP's performance of these other services is compatible with maintaining the auditor's independence.

     The following table sets forth the aggregate fees paid by us to Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company's consolidated financial statements for 2005 and 2004, as well as the fees paid by us to Deloitte & Touche LLP for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP to us during fiscal 2005 and fiscal 2004.

                                       Year Ended September 30,
                                     ____________________________
                                         2005            2004
                                     _____________   ____________

Audit fees (1)...................      $241,904        $219,870
Audit-related fees (2)...........         3,000          12,000
Tax fees (3).....................        26,070          21,500
All other fees...................         4,580              --
                                        _______         _______
Total............................      $275,554        $253,370
                                        =======         =======

______________

(1) Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2) Primarily consist of fees for consultation with regard to accounting pronouncements for 2005 and 2004.

(3) Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

     The Audit Committee selects the Company's independent auditors and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent auditors in accordance with the Audit Committee's charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent auditors. Pursuant to its policy, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit. The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending September 30, 2006.



                                     19



            STOCKHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS
                        WITH THE BOARD OF DIRECTORS

     Stockholder Proposals. Any proposal that a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is anticipated to be held in January 2007, must be received at the principal executive offices of the Company, 22 West State Street, Media, Pennsylvania 19063, Attention: Carol Walsh, Corporate Secretary, no later than August 29, 2006. If such proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 9.D of the Company's Amended and Restated Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Proposals to be presented at this Annual Meeting had to be submitted to the Company by November 27, 2005. No such proposals were received by such date. Proposals to be submitted for consideration at the Company's next annual meeting of stockholders must be received by November 26, 2006. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Company's Amended and Restated Articles of Incorporation.

     Stockholder Nominations. Article 6.F of the Company's Restated Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions set forth in such section. Stockholder nominations must be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. No such notices were submitted to the Company's Secretary by November 27, 2005 for consideration at this Annual Meeting.

     Each written notice of a stockholder nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the person nominated thereby (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock that are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the class and number of shares of Company stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     Stockholder Communications. The Board of Directors has adopted a process by which stockholders may communicate directly with members of the Board. Stockholders who wish to





                                     20


communicate with the Board may do so by sending written communications addressed to the Board of Directors, c/o Ms. Carol Walsh, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania, 19063.


                               ANNUAL REPORTS

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 2005 required to be filed under the Exchange Act. Such written requests should be directed to Carol Walsh, Corporate Secretary, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063. The Form 10-K is not part of the proxy solicitation materials.

                                OTHER MATTERS

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. As of the date hereof, management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company has retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $6,000. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's
Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     YOUR VOTE IS IMPORTANT! WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.




















                                     21

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                            REVOCABLE PROXY
                     FIRST KEYSTONE FINANCIAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 25, 2006 AND AT ANY ADJOURNMENT THEREOF.

   The undersigned, being a stockholder of the Company as of December 5, 2005, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on January 25, 2006 at 2:00 p.m., EasternTime, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.


I. ELECTION OF DIRECTORS

   Nominees for four year term:
   Edward Calderoni
   William J. O'Donnell, CPA

             With-    For All
   For       hold     Except
   [ ]        [ ]      [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

______________________________________________________________________________

2. PROPOSAL to ratify the appointment of For Against Abstain Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006.

   For      Against     Abstain
   [ ]        [ ]         [ ]

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.   [ ]


   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS'NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE BOARD OF DIRECTORS' NOMINEES AND PROPOSAL 2.

   The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for January 25, 2006, a Proxy Statement for the Annual Meeting and the Company's 2005 Annual Report on Form 10-K prior to the signing of this Proxy.


                                         --------------------------
 Please be sure to sign and date         Date
 this Proxy in the box below.
-------------------------------------------------------------------




------Stockholders sign above----Co-holder (if any) sign above-----



  Detach above card, sign, date and mail in postage paid envelope provided.



                      FIRST KEYSTONE FINANCIAL, INC.

------------------------------------------------------------------------------

 Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                           PLEASE ACT PROMPTLY

                 SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


_______________________________________



_______________________________________



_______________________________________